Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File Nos. 333-52831 and 333-207954 on Form S-8 and the Registration Statement File No. 333-185114 on Form S-3 of our report dated March 17, 2021, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2020.

/s/ S.R. Snodgrass P.C.
S.R. Snodgrass P.C.
Cranberry Township, Pennsylvania
March 17, 2021